SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
THE ALLSTATE CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Quarterly Communication Meeting / Ed Liddy Remarks

  Annual meeting/vote

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  I encourage you—as employees and as owners—to read the proxy materials, to become even more familiar with our business and to vote your shares.

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  Read the entire proxy statement. As stakeholders in the business, there are proposals in the proxy that are important to you. So I encourage you to learn more about our business and our beliefs by reading the proxy.

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  It is also important that you exercise your right to vote your shares. You can vote in several ways: By phone, over the Internet or by returning your proxy card or voting instruction form through the mail.

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  If you hold stock through the profit sharing fund and you do not vote, then the profit sharing trustee—Northern Trust—will vote your shares for you. And Northern Trust's vote may or may not reflect your opinion.

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  So it's better to vote your own shares, just as you cast your own vote in a political election.

Allstate Now Story

Annual Meeting set for May 20
Exercise your right to vote

        On May 20 The Allstate Corporation will hold its annual shareholder meeting at the Bank One building in Chicago. Ed Liddy, chairman, president and CEO, will address shareholders on the state of the corporation and its direction. The meeting also provides an opportunity for shareholders to vote on four items of business.

        "Just as in a general election, this is the time to make your voice heard," says Liddy. "If you own shares in Allstate, you have a true stake in this company, and should exercise your rights. And voting couldn't be easier or more convenient."

        Prior to the annual meeting, shareholders will receive materials, including an annual report and a proxy statement (now bound into one document) with financial information and details about the items of business to be conducted. Employees and agents who hold stock through the profit-sharing fund can cast their vote via phone, the Internet or by returning the voting instruction form through the U.S. mail. All voting instructions for shares held through profit sharing must be received by 5 p.m. Eastern time on May 15.

        Northern Trust, the profit-sharing trustee, will have discretion to vote for any profit sharing participant who holds Allstate shares and fails to vote their shares by the deadline, unless Northern Trust receives instructions for at least 50 percent of the shares held by participants in the fund. In that case, Northern will vote all unvoted shares in the same proportion as the Allstate shares for which instructions were received.

        "Why let someone else vote for you?" asks Liddy. "If you don't vote, you actually end up voting for the winning proposals by default. It's better to vote your own shares and make your opinion known."

Broadcast E-mail

        The right to vote and have your voice heard is fundamental to our way of life in America. Yet it is amazing how often Americans don't take advantage of that right, assuming their vote doesn't really matter

        If you're an Allstate shareholder, that same right is fundamental to your ownership in this company. So as The Allstate Corporation annual meeting approaches on May 20, I encourage you to read the annual report and proxy statement you received (they're bound into one document this year). Learn more about our business and our goals. Then vote your shares, for or against, the proposals on the table this year.

        If you think your vote doesn't matter, you might want to reconsider. Allstate employees collectively through the profit sharing plan represent the third largest shareholder group for Allstate. As employees and shareholders you have a direct stake in the company and your vote really does matter.

        If you own shares as a profit-sharing plan participant, but do not send your voting instructions to Northern Trust—the profit sharing trustee—then Northern Trust will vote for you, as the proxy explains. By letting someone else vote for you, you've essentially cast a ballot by default for the winning proposals, and may not agree with the outcome.

        Voting couldn't be easier. Just review the instructions in the annual meeting materials and vote by phone, Internet or U.S. mail—the choice is yours.

        Thank you for caring about your investment in Allstate and about the future of your company.

Follow-up Broadcast E-mail

E-mail subject line:    Vote your shares—reminder

        This is a final reminder for employees who hold Allstate stock through the profit sharing fund. The deadline for voting your shares is 5 p.m. Eastern time, Thursday, May 15.

        As employees and shareholders of the company, you have a direct stake in Allstate's future. So review the annual meeting materials you received and vote for or against the proposals that are on the table this year. It only takes a minute, and you can vote via Internet, phone or the U.S mail.

        If you already acted, thank you for voting your shares. As an informed and involved employee, you're helping to shape the company's future.